SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Met-Ed Capital Trust
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                 22-6778376
---------------------------------         ------------------------------------
  (State of incorporation                         (I.R.S. employer
      or organization)                            identification no.)



   c/o GPU Service, Inc.
    310 Madison Avenue
   Morristown, New Jersey                          07962
---------------------------------         ------------------------------------
   (Address of principal                           (Zip Code)
     executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
---------------------------------         ------------------------------------

Trust Preferred Securities                New York Stock Exchange, Inc.


                           Securities to be registered
                      pursuant to Section 12(g) of the Act:

                                      None

Item 1.     Description of Registrant's Securities to be    Registered.

      The class of securities to be registered hereby is the Trust Preferred Securities (the "Trust Securities") of Met-Ed Capital Trust, a statutory business trust created under the laws of the State of Delaware.

      For a description of the Trust Securities, reference is made to the descriptions of the Trust Securities included in Met-Ed Capital Trust's Prospectus dated February 4, 1999 and Prospectus Supplement dated May 24, 1999, which descriptions are incorporated herein by reference. The Prospectus and Prospectus Supplement form a part of the Registration Statement on Form S-3 filed by Metropolitan Edison Company, Met-Ed Capital II, L.P. and Met-Ed Capital Trust (Nos. 333-62967, 333-62967-01 and 333-62967-02), which was declared effective by the Securities and Exchange Commission on February 8, 1999.


Item 2.     Exhibits.

      The Trust Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Met-Ed Capital Trust are registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

1.1 Amendment No. 1 to Met-Ed Capital Trust's Registration Statement on Form S-3.

4.1   Certificate of Trust for Met-Ed Capital Trust

4.2   Trust Agreement of Met-Ed Capital Trust.

4.3   Form of Amended and Restated Trust Agreement of Met-Ed Capital Trust.

4.4   Form of Certificate representing the Trust Preferred Securities.





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




                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 26, 1999


                              MET-ED CAPITAL TRUST
                              By Met-Ed Capital II, L.P.,
                                   as Grantor
                              By:  Met-Ed Preferred Capital II, Inc.
                               as general partner




                              By:     /s/ T.G. Howson
                                   ------------------------------
                              Name: T.G. Howson
                              Title: Vice President and Treasurer


























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